                                                                   EXHIBIT 10.17

                           INDEMNIFICATION AGREEMENT
                           -------------------------

       This Agreement, dated as of ______ __, ____, is made by and between XM Satellite Radio Holdings Inc., a Delaware corporation, on its own behalf and on behalf of its subsidiaries including XM Satellite Radio Inc., a Delaware corporation, (together, the "Company"), and the undersigned director or officer of any entity comprising the Company (the "Indemnitee").

                              W I T N E S S E T H:

       WHEREAS, the Indemnitee is currently serving as a director or officer of one or more of the entities comprising the Company, and the Company wishes the
Indemnitee to continue in such a capacity;

       WHEREAS, the Indemnitee is willing, under certain conditions, to continue serving as a director or officer of the applicable entity(ies) comprising the Company;

       WHEREAS, in order to induce the Indemnitee to continue to serve as a director or officer of the Company and in consideration of his continued service, the Company wishes to indemnify the Indemnitee against the risks associated with the Indemnitee's service to the Company to the full extent permitted by applicable law;

       NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

       1.  Indemnification.
           ---------------

       (a) The Company hereby indemnifies Indemnitee and holds him harmless with respect to any Expenses, actually and reasonably incurred by him in connection with any action, suit or proceeding (whether civil, criminal, administrative or investigative) threatened or brought against Indemnitee
, or in
which Indemnitee is or would be a witness or other participant, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation any subsidiary of the Company, to the fullest extent now or hereafter permitted by applicable law. With regard to any such matter, it shall be presumed that Indemnitee was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnitee had no reasonable cause to believe that his conduct was unlawful, unless a judicial finding is made to the contrary that is not reversed on appeal. Termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of

                      ---- ----------
itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

       (b) The Company agrees to pay all Expenses incurred by Indemnitee in participating in or preparing to participate in an action, suit or proceeding (whether civil, criminal, administrative, or investigative) in advance of the final disposition of such action, suit or proceeding upon request of the Indemnitee that the Company pay such Expenses. Indemnitee hereby pledges to repay to the Company any such Expenses theretofore paid by the Company to the extent that it is ultimately determined that such Expenses were not reasonable or that Indemnitee was not acting in compliance with the standards enumerated in Paragraph (a) above.

       (c) As used in this Agreement, the term "Expenses" shall include, without limitation: damages, judgments, fines, penalties and settlements in connection with a threatened or actual action, suit or proceeding; all reasonable attorneys fees at both trial and appellate levels, retainers, court costs, costs of attachment or similar bonds, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in an action, suit or proceeding; and any expenses of establishing a right to indemnification under this Agreement.

       (d) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

       (e) In the event that any action or proceeding is instituted by Indemnitee to enforce or interpret Indemnitee's right to indemnification or contribution or advancement of Expenses hereunder, such Indemnitee shall be entitled to be paid all Expenses incurred by the Indemnitee with respect to such action or proceeding, unless the court determines that the material assertions made by the Indemnitee as a basis for such action or proceeding were not made in good faith or were frivolous. In any event, where Indemnitee is successful in a court claim against the Company for indemnification, contribution, or advancement of Expenses, the Company shall pay to Indemnitee all Expenses incurred in obtaining court ordered relief.

       (f) In the event of payment of a claim to indemnification under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

       (g) The indemnification, contribution and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or the Bylaws of the Company, applicable law, insurance policies, any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, Indemnitee shall reimburse the Company for amounts paid to him pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

       (h) Neither the Company on the one hand nor Indemnitee on the other hand may settle or compromise any claim covered by the indemnification set forth herein without the prior written consent of the other party, provided that consent to such settlement or compromise shall not be unreasonably withheld by either party.

       (i) If any action or proceeding shall be brought or asserted against Indemnitee in respect of which indemnification may be sought hereunder, Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to Indemnitee and the payment of all Expenses. Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the Company agrees to pay such fees and expenses, (ii) the Company shall have failed promptly to assume the defense of such action or proceeding and employ counsel satisfactory to Indemnitee in any such action or proceeding, or (iii) the named parties to any such action or proceeding include both Indemnitee and the Company or any affiliate of the Company and Indemnitee has been advised by counsel that there may be one or more legal defenses available to him which are different from or additional to those available to the Company, in which case, if Indemnitee notifies the Company in writing that he elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of Indemnitee and shall pay all Expenses incurred by Indemnitee in such defense.

       2.  Contribution.  As stated above, it is the intention of the Company
           ------------
that the indemnification provided herein be to the fullest extent now or hereafter permitted by law. If the indemnification provided for under this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Expenses actually and reasonably incurred by Indemnitee in connection with any action, suit or proceeding (whether civil, criminal, administrative, or investigative) threatened or brought against Indemnitee, or in which Indemnitee is or would be a witness or other participant, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation any subsidiary of the Company. Contribution by the Company shall be in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or proceeding by the Company's Board of Directors or by the court before such action, suit or proceeding was brought, in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving rise to such action, suit or proceeding, and/or (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) or transaction(s).

       3.  Applicable Law.  This Agreement shall be governed by the laws of the
           --------------
State of Delaware, without regard to principles of conflicts of laws thereof.

       4.  Severability.  In the event that any provision of this Agreement is
           ------------
determined by a court to require the Company to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

       5.  Notices.  All notices or other communications that are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by standard U.S. mail, overnight delivery, telegram, telex or by facsimile transmission. Notice to the Company shall be given at its principal office and shall be directed to the General Counsel (or such other address as the Company shall designate in writing to the Indemnitee). Any notice hereunder shall be deemed delivered when actually received.

      6. Miscellaneous. This Agreement constitutes the entire agreement between
         -------------
the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, or arrangements between them relating thereto, other than those agreements, understandings or arrangements referred to above in
Section 1(g), and in the event of any conflict between this Agreement and any other such agreement, understanding or arrangement referred to in Section 1(g), the provisions of this Agreement shall control. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, executors, heirs and assigns. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Any term or provision of this Agreement may be waived in writing at any time by the party or parties that are entitled to the benefits thereof and any term or provision of this Agreement may be amended or supplemented at any time by a written instrument signed by each party hereto.

       IN WITNESS WHEREOF, the undersigned have executed this Indemnification Agreement as of the date and year first written above.

                                               XM SATELLITE RADIO HOLDINGS INC.

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________


                                               INDEMNITEE.

                                               By:____________________________
                                               Name:__________________________
                                               Title:_________________________